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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements No. 333-119526 and No. 333-152402 on Form S-8, and Registration Statements No. 333-156628 and 333-161847 on Form S-3 and Registration Statement No. 333-190971 on Form S-4 of Wilshire Bancorp, Inc. and Subsidiaries of our report dated March 14, 2014 relating to the consolidated financial statements and our report dated the same date relative to the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

Crowe Horwath LLP

Sherman Oaks, California
March 14, 2014

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM